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                                                                     Exhibit 12

                                         ____, 2001

Citi National Tax Free Income Fund, a series
of CitiFunds Tax Free Income Trust
Seven World Trade Center
New York, NY  10048

Salomon Brothers National Intermediate
Municipal Fund, a series of Salomon
Brothers Series Funds Inc
Seven World Trade Center
New York, NY  10048


                     Re: Agreement and Plan of Reorganization dated as of [_______], 2001 between Salomon Brothers Series Funds Inc and CitiFunds Tax Free Income Trust

Ladies and Gentlemen:

            We have acted as legal counsel for Salomon Brothers Series Funds Inc, a Maryland corporation (the "Acquired Company"), and its series, Salomon Brothers National Intermediate Municipal Fund (the "Acquired Fund"), in connection with the proposed transfer of the assets and liabilities of the Acquired Fund to CitiFunds Tax Free Income Trust (to be renamed the "Salomon Funds Trust"), a Massachusetts business trust (the "Acquiring Trust"), on behalf of its series, Citi National Tax Free Income Fund (to be renamed the "Salomon Brothers National Tax Free Income Fund") (the "Acquiring Fund"), pursuant to the Agreement and Plan of Reorganization between the Acquired Company and the Acquiring Trust, dated as of [_______], 2001 (the "Plan"). Except as otherwise provided, any capitalized term not defined herein shall have the meaning given to such term in the Plan.

            In that connection, you have requested our opinion regarding the material United States federal income tax consequences of the Reorganization. In providing our opinion, we have examined the Plan, the Registration Statement under the Securities Act of 1933 on form N-14, dated as of [_______] , 2001, related to the Plan (the "Registration Statement"), the Representation Letters (as hereinafter defined), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In our examination of such documents and in our reliance upon them in issuing this opinion, we have assumed, with your consent, that all the documents submitted to us as photocopies or by telecopy faithfully reproduce the originals thereof; that the originals are authentic; that all such documents submitted to us have been or will be duly executed and validly signed (or filed, where applicable) to the extent required in substantially the same form as they have been provided to us; and that each executed document will constitute the legal, valid, binding, and enforceable agreement of the signatory parties.

            In rendering our opinion, we have also assumed that (i) the Reorganization will be consummated in accordance with the provisions set forth in the Plan, (ii) the statements concerning the Reorganization set forth in the Plan and the Registration Statement are and will remain true, correct and complete in all material respects, (iii) the factual representations made to us by the Acquiring Trust and the Acquired Company in their respective letters to us each dated the date hereof, and delivered to us for purposes of this opinion are and will remain true, correct and complete (such letters, collectively, the "Representation Letters"), and (iv) all obligations imposed on, or covenants agreed to by, the parties pursuant to any of the documents have been or will be performed or satisfied in accordance with their terms in all material respects.

            Based upon the foregoing, in our opinion, for United States federal income tax purposes:

            (i) the transfer to the Acquiring Fund of all or substantially all of the assets of the Acquired Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, followed by the distribution of the Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their shares of the Acquired Fund in complete liquidation of the Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be "a party to a reorganization" within the meaning of
Section 368(b) of the Code;

            (ii) no gain or loss will be recognized by the Acquired Fund upon the transfer of all or substantially all of the Acquired Fund's assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their shares of the Acquired Fund;

            (iii) the basis of the assets of the Acquired Fund in the hands of the Acquiring Fund will be the same as the basis of such assets in the hands of the Acquired Fund immediately prior to the Reorganization;

            (iv) the holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which such assets were held by the Acquired Fund;

            (v) no gain or loss will be recognized by the Acquiring Fund upon the receipt of all or substantially all of the assets of the Acquired Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund;

            (vi) no gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of their shares of the Acquired Fund solely for Acquiring Fund Shares pursuant to the Reorganization;

            (vii) the basis of Acquiring Fund Shares received by each shareholder of the Acquired Fund pursuant to the Reorganization will be, in the aggregate, the same as the basis, in the aggregate, of the shares of the Acquired Fund exchanged therefor; and

            (viii) the holding period of Acquiring Fund Shares received by each shareholder of the Acquired Fund pursuant to the Reorganization will include the period during which the shares of the Acquired Fund exchanged therefor were held, provided that on the Closing Date such shares of the Acquired Fund were held as capital assets in the hands of the such shareholder.

            The payment by Salomon Brothers Asset Management Inc. and Citi Fund Management Inc. of the expenses of the Reorganization (referred to in Section 10.2 of the Plan) will not affect the opinions set forth above regarding the United States federal income tax consequences of the Reorganization. However, no opinion is expressed as to any other United States federal income tax consequences to any of the parties of the payment of such expenses by Salomon Brothers Asset Management Inc. and Citi Fund Management Inc.

            The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws. Our opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the assumptions referred to above, all of which we have assumed (without independent verification) are and will be true, correct and complete as of the Closing Date. Our opinions may be adversely affected and cannot be relied upon if any facts pertinent to the United States federal income tax treatment of the Reorganization stated in such documents or in such additional information is, or later becomes, inaccurate. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Reorganization or any other transactions.

            This opinion is given for the purpose of satisfying the condition precedent set forth in Section 8.5 of the Plan and is intended solely for the benefit of the parties thereto; it may not be relied upon for any other purpose or by any other person or entity (other than shareholders of the Acquired Fund who are receiving shares of the Acquiring Fund pursuant to the terms of the
Plan), and may not be made available to any other person or entity without our prior written consent.

            We consent to the filing of this opinion as Exhibit 12 to the Registration Statement and to the reference to our firm name in the sections of the combined Proxy Statement/Prospectus contained in the Registration Statement under the headings "Synopsis - Tax Consequences" and "The Proposed Transaction - Federal Income Tax Consequences." In giving such consent, we do not admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Sincerely,



                                    Simpson Thacher & Bartlett